UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 23, 2014, Compuware Corporation (“Compuware”) issued a press release announcing financial results for its third quarter ended December 31, 2013 and certain other information. A copy of the press release is furnished with this Report as Exhibit 99.1.

A transcript of the conference call held on January 23, 2014 is furnished with this Report as Exhibit 99.2.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 23, 2014, the Company announced the final phase of its previously announced cost rationalization initiative to reduce the Company’s annual cost base and substantially improve the Company’s operating margins, increasing the expected aggregate targeted cost savings to a total of $110 million to $120 million.  This final phase includes reductions in the global workforce across all general, administrative and shared services divisions of the Company, along with the early termination of certain operating leases and the closing or reduction in size of office facilities worldwide. This final phase of restructuring is influenced by the anticipated disposition of three operating business units, disclosed on January 8, 2014.

These cost reduction efforts, which are expected to be substantially completed by the end of fiscal 2015, are expected to result in charges of $25 million to $35 million in addition to those previously disclosed.  The additional charges are expected to include the following: (1) severance and related personnel costs in connection with the workforce reduction of approximately $23 million, in addition to amounts previously disclosed and (2) lease and related facilities costs in connection with early termination charges and costs to reduce the occupied floor space in certain offices, of approximately $7 million, in addition to amounts previously disclosed. Substantially all of the estimated charges are expected to result in future cash expenditures.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including but not limited to statements set forth in Item 2.05 above and in the attached press release and transcript regarding the Company’s expectations and targets with respect to its restructuring and cost rationalization initiative, constitute forward-looking statements.  These forward looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware’s expectations in these statements such that its cost savings targets are not achieved or its restructuring charges are higher than expected.  For example, the actual number of jobs eliminated and cost savings achieved could vary from our targets as the details of our cost rationalization initiative are executed due to delays or difficulties in completing the Company’s analysis of actions to take, unanticipated difficulties in taking specific actions previously identified, unanticipated needs to retain employees otherwise intended to be severed, and higher than expected costs to achieve the savings targets. In addition, the targeted headcount reductions and cost savings contemplate, among other actions, the closing of the transaction to divest our Changepoint, Professional Services and Changepoint business units.  If the closing does not occur or is delayed, the headcount reduction and cost savings targets would likely not be achieved or would be delayed.  For more information about other risks that could affect the forward-looking statements herein, please see Compuware’s most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated January 23, 2014.

99.2	Transcript of conference call held on January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: January 29, 2013	By:	/s/Joseph R. Angileri
Joseph R. Angileri
Chief Financial Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 23, 2014.

99.2	Transcript of conference call held on January 23, 2014.